NEWS RELEASE
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Bradley T. Howes
Investor Relations Officer
(248) 312-2000

Flagstar Announces Executive Leadership Changes

Sandro DiNello Appointed President and Chief Executive Officer

Lee Smith Appointed Chief Operating Officer

Michael Tierney to Serve as Executive Vice President, Personal Financial Services

TROY, Mich., May 17, 2013 -- Flagstar Bancorp, Inc. (NYSE: FBC) (“Flagstar” or the “Company”) and its wholly-owned subsidiary Flagstar Bank, FSB (the "Bank") today announced that their respective Boards of Directors have appointed Alessandro ("Sandro") DiNello to serve as President and Chief Executive Officer of each entity, effective immediately. Upon becoming CEO, Mr. DiNello will replace Michael Tierney as a director of the Company and the Bank. Mr. Tierney, who has served as CEO of both the Company and the Bank since November 2012 and as President of the Company since October 2012, will resume his role as the Bank’s Executive Vice President, Personal Financial Services, a position he held prior to becoming President. In addition, the Bank today announced that its Board of Directors has appointed Lee M. Smith to serve as Chief Operating Officer.

The Bank has received non-objection from the Office of the Comptroller of the Currency (the “OCC”) for Mr. DiNello to begin serving immediately as CEO and a director of the Bank. Mr. DiNello’s appointment as President, CEO and a director of the Company is subject to receipt of non-objection from the Board of Governors of the Federal Reserve System. Mr. Smith’s appointment as COO of the Bank is subject to receipt of regulatory non-objection from the OCC.

Mr. DiNello was appointed President and Chief Administrative Officer of the Bank in December 2012 and has been serving in that capacity since March 2013, when the Bank received non-objection from the OCC. In that role, Mr. DiNello has been responsible for all banking operations, including commercial banking and personal financial services, as well as regulatory matters and regulatory compliance. Mr. DiNello joined the Company in 1979 and has served in various senior management roles, including Executive Vice President, Retail Banking.

Mr. Smith has most recently been a Partner with MP (Thrift) Global Advisers III LLC, the investment adviser to the Company’s largest shareholder, MP Thrift Investments L.P. Prior to that, Mr. Smith was a Partner with MatlinPatterson Global Advisers LLC, the investment adviser to the MatlinPatterson family of private equity vehicles. Over the past two years, he has been an outside advisor to the Flagstar management team and the Compliance Committee of the Flagstar Board of Directors.

John Lewis, non-executive Chairman of the Flagstar Board of Directors, said, “Sandro is an accomplished executive with more than 30 years of experience at Flagstar. He has deep roots in Michigan and a thorough understanding of our markets and consumers. The Board is confident that he is the right person to lead Flagstar going forward. We are also very excited to have Lee Smith joining the management team. The Board and the management team have come to know Lee over the years by virtue of his role with MP Thrift and we believe that he will be a critical part of this management team going forward. With the team we now have in place, I am confident that we will build a best-in-class mortgage business and Michigan community bank.”

Mr. DiNello said, “I look forward to working closely with the Board, the management team, Flagstar’s talented and dedicated employees and our valued customers as we continue to execute on our strategy. Our focus remains on enhancing our culture of compliance as we create new growth opportunities and pursue sustainable profitability. We are committed to maintaining our position as a top-tier mortgage originator and leading Michigan bank with a strong focus on providing excellent customer service and serving our local communities. I would like to welcome Lee to the Flagstar team and thank Mike Tierney for his hard work over the last several months and am confident that, together, we will build an even stronger future for Flagstar Bank.”

“I am honored to have led Flagstar during this transition period,” said Mr. Tierney. “Sandro is a highly respected executive at Flagstar with extensive knowledge of our industry and the Bank and Lee is a great addition to the team. I am confident that they are the right team to lead Flagstar into its next chapter.”

Added Mr. Lewis, “On behalf of the Board of Directors and everyone at Flagstar, I want to thank Mike for his leadership and his dedication to this company. Mike has worked hard to position Flagstar as a top-tier national mortgage originator and a strong Michigan community bank, and we are pleased that he will remain a valuable member of the executive team.”

About Mr. DiNello

Sandro DiNello was named president and chief administrative officer of Flagstar Bank in December 2012. He has served as executive vice president of Flagstar since 2003, most recently in Personal Financial Services. DiNello oversees all banking operations, including Commercial Banking, Personal Financial Services and all technology. He also leads the bank’s efforts to coordinate and gain compliance with its regulatory agreements. He began his banking career as a bank examiner and later joined Security Savings Bank in Jackson, Mich., where he ultimately served as president. In 1994, Security Savings was acquired by First Security Savings Bank, which later became Flagstar Bank. He continued with the combined organization as an executive officer responsible for growing the bank’s funding sources. During his career at Flagstar, he has served as head of branch banking, retail product strategy, Marketing, Communications, Internet banking, and branch expansion. He also has led bank’s government affairs and community relations initiatives. His professional and community affiliations include service on the board of the John George Home, the board of directors of the Michigan Banker’s Association, and as a member of the American Bankers Association’s Government Relations Counsel Administrative Committee. He was appointed to the Michigan Electronic Recording Commission by Michigan Governor Rick Snyder.

About Mr. Smith

Lee M. Smith has been a partner with MatlinPatterson Global Advisers LLC since 2010. In that role, Mr. Smith was responsible for advising various MatlinPatterson portfolio companies regarding financial and operational matters. Prior to joining MatlinPatterson in 2010, Mr. Smith was a Senior Director at Zolfo Cooper LLC in New York, an advisory and interim management firm. Prior to Zolfo Cooper, Mr. Smith was a Vice President in Ernst & Young’s national restructuring group. Mr. Smith is also a member of the Institute of Chartered Accountants in England & Wales.

About Flagstar

The Company is the holding company for the Bank, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $13.1 billion in total assets at March 31, 2013, the Company is the largest publicly held savings bank headquartered in the Midwest. The Company originates loans nationwide and is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company's business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company's servicing processes, and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Forms 10-K: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against us; our compliance with the Supervisory Agreement with the Board of Governors of the Federal Reserve System and the Consent Order with the Office of the Comptroller of the Currency; and the commercial loan sale may not have the projected impact or be consummated in a timely manner. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.